As filed with the Securities and Exchange Commission on March 6, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________
Covenant Logistics Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	88-0320154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________
400 Birmingham Highway, Chattanooga, Tennessee 37419
(423) 821-1212
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________
David R. Parker
Chairman and Chief Executive Officer
Covenant Logistics Group, Inc.
400 Birmingham Highway
Chattanooga, Tennessee 37419
(423) 821-1212
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________
Copies requested to:
Mark A. Scudder, Esq.
Heidi Hornung-Scherr, Esq.
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223
__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 6, 2026

COVENANT LOGISTICS GROUP, INC.

Class A Common Stock
Preferred Stock
Debt Securities
Rights
Warrants
_____________________________

We may offer and sell any combination of the securities described in this prospectus on a delayed or continuous basis at indeterminate prices from time to time.  The maximum aggregate offering price that we may issue under this prospectus will not exceed $200,000,000.

We will provide the specific terms and offering price of the securities we offer in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus.  The prospectus supplements also may add to, update, or change information contained in this prospectus.  In addition, we may supplement, update, or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus, and any incorporated documents carefully before you invest in any of our securities.  This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any state where the offer or sale is not permitted.

We may offer our securities directly to investors, through agents, underwriters, or dealers on a delayed or continued basis.  Each prospectus supplement will provide the terms of the plan of distribution relating to our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “CVLG.”  Other than for shares of our Class A common stock, there is no market for the securities we may offer.

Our principal executive office is located at 400 Birmingham Highway, Chattanooga, Tennessee 37419.  Our telephone number is (423) 821-1212.
_____________________________

Investing in our securities involves a high degree of risk.  Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” on page 4 of this prospectus.
_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_____________________________
The date of this prospectus is       ,     .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process.  Under this shelf process, we may from time to time sell our securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer.  Each time we sell our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update, or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.”

You should rely only on the information contained or incorporated by reference into this prospectus, a prospectus supplement, free writing prospectus, or any amendment filed with the Commission.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus may be used only where it is legal to sell these securities.  We are offering to sell, and seeking offers to buy, only the securities covered by this prospectus, and only under the circumstances and in the jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our securities.  You should assume that the information appearing in this prospectus, any prospectus supplement, free writing prospectus, or amendment and the documents incorporated by reference is accurate only as of the date of this prospectus, any prospectus supplement, free writing prospectus, or amendment or the respective document incorporated by reference, as the case may be.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Covenant,” “Covenant Logistics,” the “Company,” “we,” “us,” and “our” refer to Covenant Logistics Group, Inc. and its consolidated subsidiaries.

You should read carefully the entire prospectus, as well as the documents incorporated by reference into the prospectus, before making an investment decision.

ii

THE COMPANY

Covenant Logistics Group, Inc., through its subsidiaries, offers a portfolio of transportation and logistics services to customers throughout the United States. Primary services include asset-based expedited and dedicated truckload capacity, as well as asset-light warehousing, transportation management, and freight brokerage capabilities.

We are one of the nation's twenty-five largest truckload carriers based on 2024 revenue according to Transport Topics.  We generated approximately $1.2 billion in total revenue and approximately $2.9 million in operating income in 2025.  At December 31, 2025, we operated 2,315 tractors, including 110 independent contractor tractors, and 6,611 trailers.

We have four reportable operating segments:

•
Expedited: The Expedited reportable segment primarily provides truckload services to customers with high service freight and delivery standards, such as 1,000 miles in 22 hours, or 15-minute delivery windows. Expedited services generally require two-person driver teams on equipment either owned or leased by the Company.

•
Dedicated: The Dedicated reportable segment provides customers with committed truckload capacity over contracted periods with the goal of three to five years in length. Equipment is either owned or leased by the Company.

•
Managed Freight: The Managed Freight reportable segment includes our brokerage and transportation management services ("TMS"). Brokerage services provide logistics capacity by outsourcing the carriage of customers' freight to third-parties. TMS provides comprehensive logistics services on a contractual basis to customers who prefer to outsource their logistics needs.

•
Warehousing: The Warehousing reportable segment provides day-to-day warehouse management services to customers who have chosen to outsource this function. We also provide shuttle and switching services related to shuttling containers and trailers in or around freight yards and to/from warehouses.

Additionally, we participate in the market for used equipment sales and leasing through our 49% ownership of Transport Enterprise Leasing, LLC (“TEL”).

Our principal executive office is located at 400 Birmingham Highway, Chattanooga, Tennessee 37419.  Our telephone number is (423) 821-1212.  Our website is located at www.covenantlogistics.com.  Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus or any prospectus supplement, and no such information constitutes a part of this prospectus or any prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the documents incorporated herein by reference contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “may,” “could,” “would,” “will,” “expects,” “estimates,” “projects,” “appears,” “mission,” “anticipates,” “plans,” “outlook,” “focus,” “seek,” “potential,” “continue,” “goal,” “target,” “objective,” “optimistic,” “intends,”  and similar terms and phrases. In this prospectus, any prospectus supplement, and the documents incorporated herein by reference, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.

Forward-looking statements are based upon the current beliefs and expectations of our management in light of currently available operating, financial and competitive information and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, any prospectus supplement and any free writing prospectus relating to the specific offering of our securities under “Risk Factors,” as well as in our reports incorporated by reference into this prospectus or any prospectus supplement and include, among other things, the following:

•
our business is subject to economic, credit, business, and regulatory factors affecting the truckload industry that are largely beyond our control, any of which could have a materially adverse effect on our operating results;

•	we may not be successful in achieving our strategic plan;
•
we derive a significant portion of our revenues from our major customers, and the loss of, or a significant reduction of business with, one or more of which could have a materially adverse effect on our business;

•
we operate in a highly competitive and fragmented industry, and numerous competitive factors could impair our ability to improve our profitability, limit growth opportunities, and could have a materially adverse effect on our results of operations;

•	we may not grow substantially in the future and we may not be successful in improving our profitability;

•	we may not make acquisitions in the future, or if we do, we may not be successful in our acquisition strategy;

•	global conflicts could adversely impact our business and financial results;

•	litigation may adversely affect our business, financial condition, and results of operations;

•
we self-insure for a significant portion of our claims and have exposure outside of our insurance coverage, which could significantly increase the volatility of, and decrease the amount of, our earnings;

•	our self-insurance for auto liability claims and our use of a captive insurance company could adversely impact our operations;

•
we have experienced, and may experience additional, erosion of available limits in our aggregate insurance policies. Furthermore, we may experience additional expense to reinstate insurance policies due to liability claims;

•
we operate in a highly regulated industry, and changes in existing regulations or violations of existing or future regulations could have a materially adverse effect on our operations and profitability;

•	if our independent contractor drivers are deemed by regulators or judicial process to be employees, our business, financial condition, and results of operations could be adversely affected;

•	developments in labor and employment law and any unionizing efforts by employees or employees of related businesses could have a materially adverse effect on our results of operations;

•
the Compliance Safety Accountability program adopted by the Federal Motor Carrier Safety Administration could adversely affect our profitability and operations, our ability to maintain or grow our fleet, and our customer relationships;

•	receipt of an unfavorable Department of Transportation safety rating could have a materially adverse effect on our operations and profitability;

•
compliance with and changes to various environmental laws and regulations upon which our operations are subject may increase our costs of operations and non-compliance with such laws and regulations could result in substantial fines or penalties;

•
changes to trade regulation, export controls, duties, or tariffs, caused by the changing U.S. and geopolitical environments or otherwise, may increase our costs and materially adversely affect our business;

•	regulatory changes related to climate change could increase our costs significantly;

•	conflicting views on environmental and societal matters may have a negative impact on our business, impose additional costs on us, and expose us to additional risks;

•	increases in driver compensation or difficulties attracting and retaining qualified drivers could have a materially adverse effect on our profitability and the ability to maintain or grow our fleet;

•	our engagement of independent contractors to provide a portion of our capacity exposes us to different risks than we face with our tractors driven by company drivers;

•
fluctuations in the price or availability of fuel, the volume and terms of diesel fuel purchase commitments, surcharge collection, and hedging activities may increase our costs of operation, which could have a materially adverse effect on our profitability;

•
we depend on third-party providers, particularly in our Managed Freight segment where we offer brokerage and other logistics services, and service instability from these providers could increase our operating costs and reduce our ability to offer such services, which could adversely affect our revenue, results of operations, and customer relationships;

•
we depend on the proper functioning and availability of our management information and communication systems and other information technology assets (including the data contained therein) and a system failure or unavailability, including those caused by cybersecurity breaches internally or with third- parties, or an inability to effectively upgrade such systems and assets could cause a significant disruption to our business and have a materially adverse effect on our results of operations;

•	if we are unable to retain our key employees, our business, financial condition, and results of operations could be harmed;

•	seasonality and the impact of weather and climate change and other catastrophic events affect our operations and profitability;

•
the effects of a widespread outbreak of an illness or disease, or any other public health crisis, as well as regulatory measures implemented in response to such events, could negatively impact the health and safety of our workforce and/or adversely impact our business, results of operations, financial condition, and cash flows;

•
A large-scale outbreak of avian flu or related illness among the nation’s poultry flock may adversely affect the revenues of Lew Thompson & Son Trucking, LLC and related entities, a division of our Dedicated segment;

•
our Third Amended and Restated Credit Agreement and other financing arrangements contain certain covenants, restrictions, and requirements, and we may be unable to comply with such covenants, restrictions, and requirements;

•	in the future, we may need to obtain additional financing that may not be available or, if it is available, may result in a reduction in the percentage ownership of our stockholders;

•	our indebtedness and finance and operating lease obligations could adversely affect our ability to respond to changes in our industry or business;

•	our profitability may be materially adversely impacted if our capital investments do not match customer demand or if there is a decline in the availability of funding sources for these investments;

•
increased prices for new revenue equipment, design changes of new engines, future uses of autonomous tractors, volatility in the used equipment market, decreased availability of new revenue equipment, and the failure of manufacturers to meet their sale or trade-back obligations to us could have a materially adverse effect on our business, financial condition, results of operations, and profitability;

•	our 49% owned subsidiary, TEL, faces certain additional risks particular to its operations, any one of which could adversely affect our operating results;

•	we could determine that our goodwill and other intangible assets are impaired, thus recognizing a related loss;

•
our Chairman of the Board and Chief Executive Officer and his wife control a large portion of our stock and have substantial control over us, including as a result of our concentrated leadership structure, which could limit other stockholders' ability to influence the outcome of key transactions, including changes of control;

•	provisions in our charter documents or Nevada law may inhibit a takeover, which could limit the price investors might be willing to pay for our Class A common stock;

•	the market price of our Class A common stock may be volatile;

•	we cannot guarantee the timing or amount of repurchases of our Class A common stock, or the declaration of future dividends, if any;

•	changes in taxation could lead to an increase of our tax exposure and could affect the Company’s financial results; and

•
if we fail to maintain effective internal control over financial reporting in the future, there could be an elevated possibility of a material misstatement, and such a misstatement could cause investors to lose confidence in our financial statements, which could have a material adverse effect on our stock price.

  Readers should review and consider these factors along with the risk factors and other disclosures, including under the heading “Risk Factors,” described in this prospectus, in any prospectus supplement, in any free writing prospectus relating to the offering of our securities, in our Annual Report on Form 10-K for the year ended December 31, 2025, in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q or subsequent Annual Reports on Form 10-K, and in other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as other information contained in or incorporated by reference into this prospectus or any prospectus supplement.  You are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations with regard thereto or any change in the events, conditions, or circumstances on which any such statement is based.

RISK FACTORS

An investment in our securities involves significant risks.  The trading price or value of our securities could decline due to any of these risks, and you may lose all or part of your investment.  Before you make an investment decision regarding the securities, you should carefully consider the risk factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q or subsequent Annual Reports on Form 10-K, and in other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as other information contained in or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.  See “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION” and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.” The prospectus supplement applicable to each series of securities we may offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

USE OF PROCEEDS

To the extent we sell securities, we intend to use the net proceeds from such sales as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;
•	directly to one or more purchasers;
•	through agents; or
•	through a combination of any of such methods of sale.
The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

•	the name or names of any agents or underwriters;
•	the purchase price of such securities and the proceeds to us from such sale;
•	any underwriting discounts and other items constituting underwriters’ or agents’ compensation;
•	any public offering price; and
•	any discounts or concessions allowed or reallowed, or paid to dealers.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights, and warrants that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the accompanying prospectus supplement and other offering material.  The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

The description in the applicable prospectus supplement and other offering material of any securities we offer will not necessarily be complete and will be qualified in its entirety by reference to any applicable agreements, which will be filed with the Commission if we offer such securities.  For more information on how you can obtain copies of any applicable agreements if we offer our securities, see “Incorporation of Documents by Reference,” and “Where You Can Obtain Additional Information.”  We urge you to read any applicable agreements and the applicable prospectus supplement and any other offering material in their entirety.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  When we use the terms “Board” or “Board of Directors” in this prospectus, we mean our board of directors, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Under our Fourth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), our authorized capital stock consists of 80,000,000 shares of Class A common stock, par value one cent ($.01) per share, 10,000,000 shares of Class B common stock, par value one cent ($.01) per share, and 5,000,000 shares of preferred stock, the rights and preferences of which may be designated by the Board of Directors.  As of February 25, 2026, 20,383,043 shares of our Class A common stock were issued and outstanding, 4,700,000 shares of our Class B common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding. The discussion below describes the most important terms of our capital stock, Articles of Incorporation, and our Sixth Amended and Restated Bylaws (the “Bylaws”).  Because it is only a summary, it does not contain all the information that may be important to you.  For a complete description, refer to our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to our Quarterly Report on Form 10-Q, filed August 7, 2025, and Current Report on Form 8-K, filed August 9, 2021, respectively, and to the applicable provisions of Chapters 78 and 92A of the Nevada Revised Statutes (the “Nevada Statutes”).

Class A and Class B Common Stock

Our Class A common stock is listed on the New York Stock Exchange, under the symbol “CVLG.”  Any additional Class A common stock we issue will also be listed on the New York Stock Exchange.  Our Chairman of the Board and Chief Executive Officer, David Parker, and his wife, Jacqueline Parker, beneficially own 100% of our Class B common stock.

Voting.   Holders of Class A common stock are entitled to one vote per share.  Holders of Class B common stock are entitled to two votes per share.  All actions submitted to a vote of stockholders are voted on by holders of Class A and Class B common stock voting together as a single class, except as otherwise required by law.  Holders of our common stock are not entitled to cumulative voting in the election of directors.  Because shares of Class B common stock are entitled to two votes per share, the holders of shares of Class B common stock are able to exert a greater degree of control over us (including, without limitation, with respect to the election of directors) than they otherwise would if such holders held an equivalent number of shares of Class A common stock.  As a result, the double-voting nature of our Class B common stock may have an effect of delaying, deferring, or preventing a change in control or other extraordinary corporate transaction involving us, including a merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or a liquidation.  No shares of Class B common stock are being registered or offered for sale pursuant to this prospectus.

Conversion.   Class A common stock has no conversion rights.  A holder of Class B common stock may convert its Class B common stock into Class A common stock at any time at the ratio of one share of Class A common stock for each share of Class B common stock.  Class B common stock immediately and automatically converts into an equal number of shares of Class A common stock if any person other than David R. Parker, Jacqueline F. Parker, or certain members of their family (or trusts for the benefit of any of them or entities wholly owned by any of them), obtains beneficial ownership of such shares.

Dividends.   Holders of Class A common stock and Class B common stock are entitled to receive dividends payable in cash or property other than common stock on an equal basis, if and when such dividends are declared by the Board of Directors from funds legally available, subject to any preference in favor of outstanding preferred shares, if any.  In the case of any dividend payable in common stock, the holders of Class B common stock may receive Class A or Class B common stock shares, as determined by the Board of Directors when declaring such dividend.

Liquidation.   In the event of liquidation, dissolution, or winding up, holders of Class A and Class B common stock share with each other on a ratable basis as a single class in our assets, if any, available for distribution after payment of all creditors and the liquidation preferences on any outstanding shares on preferred stock, if any such stock is issued.

Other Terms.  In any merger, consolidation, reorganization, or other business combination, the consideration to be received per share by holders of Class A and Class B common stock must be identical, except that if, after such business combination David R. Parker, Jacqueline F. Parker, or certain members of their family (or trusts for the benefit of any of them or entities wholly owned by any of them) jointly own, more than one-third of the surviving entity, any securities received by them may differ to the extent that voting rights differ between Class A and Class B common stock.  Holders of Class A and Class B common stock are not entitled to preemptive rights and neither the Class A nor the Class B common stock is subject to redemption.

The rights, preferences, and privileges of holders of both classes of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares, which we may designate and issue in the future.

Preferred Stock

The Board of Directors is authorized to issue shares of our preferred stock at any time, without stockholder approval.  It has the authority to determine all aspects of those shares, including the following:

•	the designation and number of shares;
•	the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of our capital stock;
•	the voting rights, if any;

•	the conversion or exchange privileges, if any, applicable to that series;
•	the redemption price or prices and the other terms of redemption, if any, applicable to that series; and
•	any purchase, retirement, or sinking fund provisions applicable to that series.
Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of Class A and Class B common stock or for other corporate purposes.  We have no agreements or understandings for the issuance of any shares of preferred stock.

Certain Provisions of our Articles of Incorporation and Bylaws

Provisions with Anti-Takeover Implications.  Certain provisions of the Articles of Incorporation and Bylaws deal with matters of corporate governance and the rights of stockholders.  Under the Articles of Incorporation, the Board of Directors may issue preferred shares and set the voting rights, preferences and other terms thereof, and the Class B common stock possesses disproportionate voting rights.  The Bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the President, or a majority of the directors.  Such provisions, together with certain provisions of the Nevada Statutes (see “Description of Capital Stock — Nevada Anti-Takeover Statutes”), could be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interest).  Any such discouraging effect upon takeover attempts could potentially depress the market price of our securities or inhibit temporary fluctuations in the market price of our securities that could result from actual or rumored takeover attempts.

Indemnification of Directors, Officers and Employees.  Under Section 78.7502(1) of the Nevada Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In accordance with Section 78.7502(3) of the Nevada Statutes, our Articles of Incorporation provide for mandatory indemnification to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of certain specified actions, suits, or proceedings that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above, or in defense of related claims, issues, or matters, such that we are obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such defense.

Our Articles of Incorporation also provide that we will indemnify any person for certain specified claims that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above. This indemnity is subject to a case by case determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct. The determination is to be made by (i) the stockholders, (ii) our Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit, or proceeding, (iii) if so ordered by such quorum of disinterested directors, by independent legal counsel in a written opinion or (iv) if such quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion. Our Board of Directors is also expressly authorized to advance certain expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person to whom expenses are to be advanced, to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by us. Our Articles of Incorporation also allow us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, whether or not we would have the power to indemnify him or her against liability under the Articles of Incorporation.

Our Articles of Incorporation further provide that the indemnification does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Our Bylaws provide that we shall indemnify our directors and officers to the maximum extent permitted by the Nevada Statutes. Our Bylaws further provide that indemnification shall be provided unless it is determined by a court of competent jurisdiction that the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful. Finally, our Bylaws provide that expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth in our Bylaws.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the indemnification provisions of our Articles of Incorporation and Bylaws or otherwise as a matter of law.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Nevada Anti-Takeover Statutes

Business Combinations Act

We are subject to Nevada's anti-takeover law because we have not opted out of the provisions of Sections 78.411-78.444 of the Nevada Statutes under the terms of our Articles of Incorporation. This law provides that specified persons who, together with affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision may have an anti-takeover effect for transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our Class A common stock.

Control Shares Act

Nevada Statutes Sections 78.378-78.3793 provide that, in certain circumstances, a person who acquires a controlling interest in a corporation, defined in Nevada Statutes Section 78.3785 as ownership of voting securities to exercise voting power in the election of directors in excess of 1/5, 1/3, or a majority thereof, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless the corporation's other stockholders, by majority vote, grant voting rights to such shares. We may opt out of these statutes by amending our Articles of Incorporation or Bylaws either before or within ten days after the relevant acquisition of shares. Presently, our Bylaws provide that these statutes shall not apply to an acquisition of a controlling interest in the Company by David or Jacqueline Parker or their children (“Family Members”) or a trust, corporation, partnership, limited partnership, limited liability company, or other such entity, so long as at least eighty percent (80%) of the beneficial interests of the entity are held by David or Jacqueline Parker and/or one or more Family Members. Our Bylaws provide that they may be repealed, altered or amended, or new bylaws may be adopted, by the affirmative vote of a majority of all of our directors, or by the affirmative vote of not less than a majority of the combined voting power of our outstanding capital stock.

No Cumulative Voting

The Nevada Statutes entitle companies’ articles of incorporation to provide stockholders the right to cumulate votes in the election of directors.  Our Articles of Incorporation expressly do not allow for cumulative voting for holders of either Class A common stock or Class B common stock.

Authorized but Unissued Capital Stock

The Nevada Statutes do not require stockholder approval for any issuance of authorized shares.  However, the listing requirements of the New York Stock Exchange, which would apply so long as our Class A common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances.  Authorized but unissued shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement.  The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may issue senior, senior subordinated, or subordinated, debt securities.  Senior securities will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated.  Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness.  Subordinated securities will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time.  Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture.  Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time.  Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.  We have filed a form of indenture as an exhibit to this registration statement, of which this prospectus forms a part.  The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any of our other senior securities.  The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture, and any prospectus supplements.

General

The debt securities will be our direct obligations.  We may issue debt securities from time to time and in one or more series as we may establish by resolution or as we may establish in one or more supplemental indentures.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series.  We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement relating to any series of debt securities being offered the initial offering price and the following terms of the debt securities:

•	the title of the debt securities;
•	the series designation and whether they are senior securities, senior subordinated securities, or subordinated securities;
•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;
•
the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place where principal, interest, and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange, or conversion;
•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our Class A common stock, preferred stock, or any other security or property;
•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;
•	any subordination provisions or limitations relating to the debt securities;
•	any sinking fund requirements;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	whether we will issue the debt securities in certificated or book-entry form;
•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;
•
if payments of principal of, and interest and any additional amounts on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner, and place for them to be authenticated and delivered;
•	any securities exchange on which we will list the debt securities;
•	any restrictions on transfer, sale, or other assignment;
•	any provisions relating to any security provided for the debt securities;
•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities.
We may issue debt securities that are exchangeable for or convertible into shares of our Class A common stock or other securities or property.  The terms, if any, on which the debt securities may be exchanged for or converted into shares of our Class A common stock or other securities or property will be set forth in the applicable prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of Class A common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity.  We refer to these securities as “original issue discount securities.”  If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control.  You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer, and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depositary that will be named in the prospectus supplement or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement.  Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  Certificated debt securities may be transferred or exchanged by the holder at the trustee’s office or paying agencies in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities may be transferred only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.  Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture.  Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  We, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming, or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

•
either (a) we are the surviving entity or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.
This covenant would not apply to any recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets.  Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

•
we default in the payment of interest on any security of that series or any coupon appertaining thereto or any additional amount payable with respect to any security of that series when the same becomes due and payable and such default continues for a period of 30 days;

•
we default in the payment of the principal of or any premium on any security of that series when the same becomes due and payable at its maturity or on redemption or otherwise, or in the payment of a mandatory sinking fund payment when and as due by the terms of the securities of that series, and in each case such default continues for a period of 10 days;

•
we default in the performance of, or breach, any covenant or warranty in the indenture with respect to any security of that series (other than a covenant or warranty default in whose performance or whose breach is specifically dealt with elsewhere in this Section) and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•
we, pursuant to or within the meaning of any bankruptcy law, (A) commence a voluntary case, (B) consent to the entry of an order for relief against it in an involuntary case, (C) consent to the appointment of a custodian of it or for all or substantially all of its property, or (D) make a general assignment for the benefit of its creditors;

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against us in an involuntary case, (B) appoints a custodian for us or all or substantially all of our property, or (C) orders the liquidation of us; and the order or decree remains unstayed and in effect for 90 days; or

•
any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness.  In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or
•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.
The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  The trustee may, however, refuse to exercise any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance, and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Unless we provide otherwise in the applicable prospectus supplement, and except as specified below, modifications and amendments to the indenture will require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval.  We and the trustee will not be permitted to make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	change the time for payment of principal of or interest on any debt security;
•	reduce the amounts of principal of or interest on any debt security;
•	reduce the amount of any premium payable upon the redemption of any debt security;
•	reduce the amount payable upon acceleration of the maturity of any original issue discount debt security or any debt security payable in accordance with an index, formula or other method;
•	change the currency of payment on any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults; or

•
modify the provisions relating to waiver of certain defaults or modifications of the indenture and debt securities, other than to increase any percentage of holders required for such waivers and modifications, or to provide that other provisions of the indenture and debt securities may not be modified without consent of each affected holder.

Changes Not Requiring Approval of Debt Holders.  We and the trustee will be permitted to modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•
to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture, or to comply with any Commission requirement in connection with the qualification of the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change, or eliminate any provisions of the indenture affecting debt securities not yet issued;

•	to secure previously unsecured debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock, or other securities or property;

•	to provide for the electronic delivery of supplemental indentures or debt securities of any series;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

•	to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake in the indenture or any debt securities; or

•	to make any other provisions with respect to matters or questions arising under the indenture, as long as such action does not materially adversely affect holders of the debt securities.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost, or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants.  Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.  The conditions include, among others, the following:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment banking firm, to pay principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government for the payment of which obligations the full faith and credit of that government is pledged, which are not callable or redeemable at the option of the issuer thereof.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours.  The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;
•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;
•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and
•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.
Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our Class A common stock, preferred stock, or other of our securities or property will be described in the applicable prospectus supplement.  These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;
•	the exchange or conversion period;
•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;
•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and
•	the means of calculating the number of shares of our Class A common stock, preferred stock, or other of our securities or property to be received by the holders of debt securities.
The conversion or exchange price of any debt securities of any series that are convertible into our Class A common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations, or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.  Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed, or (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed.  From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state specified in the applicable prospectus supplement, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our stockholders.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the stockholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations.  To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the right to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our Class A common stock or preferred stock or any combination of those securities.  Warrants may be issued independently or together with any shares of Class A common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from Class A common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants.  The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  The terms of any warrants we offer may differ from the terms described in this prospectus.  As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement.  Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms.  If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;
•	the total number of warrants;
•
the number of shares of Class A common stock purchasable upon exercise of the warrants to purchase Class A common stock and the price at which such shares of Class A common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;
•	the date on and after which the warrants and the related Class A common stock or preferred stock will be separately transferable;
•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;
•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;
•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and
•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement.  Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of Class A common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares Class A common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants.  Each warrant will entitle the holder to purchase a number of shares of Class A common stock or preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants.  Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants.  After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void.  Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of Class A common stock or preferred stock purchasable upon such exercise.  The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants.  Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of Class A common stock or preferred stock purchasable upon such exercise.  If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Scudder Law Firm, P.C., L.L.O.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference herein and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The report of Coulter & Justus, P.C., dated February 6, 2026, with respect to the consolidated financial statements of Transport Enterprise Leasing, LLC, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, incorporated by reference herein and elsewhere in the registration statement has been so incorporated by reference on the authority of Coulter & Justus, P.C., independent registered public accountants, as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the Commission. Our Commission filings are available to the public on the Commission’s website at www.sec.gov. These documents may also be accessed on our website at www.covenantlogistics.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus or any prospectus supplement, and no such information constitutes a part of this prospectus or any prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under Item 2.02 or Item 7.01 and related exhibits) until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated.  The documents we incorporate by reference are:

(i)
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026 (including the portions of our Definitive Proxy Statement related to our 2026 Annual Meeting of Stockholders, incorporated by reference therein). Our Definitive Proxy Statement will be filed with the U.S. Securities and Exchange Commission within 120 days after December 31, 2025;

(ii)	Our Current Reports on Form 8-K, filed on February 9, 2026 and February 10, 2026;

(iii)
The description of our Class A common stock contained under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed September 30, 1994, which incorporates by reference information under the heading “Description of Capital Stock” in the prospectus dated October 28, 1994, included in our Registration Statement on Form S-1 (No. 33-82978, effective October 28, 1994), as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023, including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies, or supersedes the statement.  Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies, or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with the prospectus upon written or oral request, at no cost to the requestor.  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (423) 821-1212 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time: James S. Grant, Executive Vice President and Chief Financial Officer, Covenant Logistics Group, Inc., 400 Birmingham Highway, Chattanooga, Tennessee 37419.

We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following sets forth the expenses in connection with the offering, all of which will be borne by us:

Securities and Exchange Commission registration fee		$27,620.00
New York Stock Exchange listing fee		*
Accounting fees and expenses		*
Legal fees		*
Printing and engraving		*
Miscellaneous		*
Total	$	*

*
Estimated fees and expenses are not presently known.  The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement.  An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers

Under Section 78.7502(1) of the Nevada Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In accordance with Section 78.7502(3) of the Nevada Statutes, our Articles of Incorporation provide for mandatory indemnification to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of certain specified actions, suits, or proceedings that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above, or in defense of related claims, issues, or matters, such that we are obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such defense.

Our Articles of Incorporation also provide that we will indemnify any person for certain specified claims that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above. This indemnity is subject to a case by case determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct. The determination is to be made by (i) the stockholders, (ii) our Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit, or proceeding, (iii) if so ordered by such quorum of disinterested directors, by independent legal counsel in a written opinion or (iv) if such quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion. Our Board of Directors is also expressly authorized to advance certain expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person to whom expenses are to be advanced, to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by us. Our Articles of Incorporation also allow us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, whether or not we would have the power to indemnify him or her against liability under the Articles of Incorporation.

Our Articles of Incorporation further provide that the indemnification does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Our Bylaws provide that we shall indemnify our directors and officers to the maximum extent permitted by the Nevada Statutes. Our Bylaws further provide that indemnification shall be provided unless it is determined by a court of competent jurisdiction that the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful. Finally, our Bylaws provide that expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth in our Bylaws.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the indemnification provisions of our Articles of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.  Exhibits

Exhibit No.	Exhibit Description
1*	Form of Underwriting Agreement.
4.1
Fourth Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed August 7, 2025). (File Number 000-42192)).

4.2	Sixth Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K, filed August 9, 2021 (File Number 000-24960)).
4.3*	Form of Certificate of Designations with respect to any series of preferred stock issued hereunder.
4.4**	Form of Indenture.
4.5*	Form of Debt Securities.
4.6*	Form of Rights Agreement.
4.7*	Form of Warrant Agreement.
5**	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1**	Consent of Scudder Law Firm, P.C., L.L.O. (included as part of Exhibit 5).
23.2**	Consent of Independent Registered Public Accounting Firm – Grant Thornton LLP
23.3**	Consent of Independent Registered Public Accounting Firm – Coulter & Justus, P.C.
24	Power of Attorney (included on the signature pages herein).
25.1 †	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.
107**	Filing Fee Table.
______________________________
*To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
**Filed herewith.
†To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and the appropriate rules and regulations thereunder.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include, any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on March 6, 2026.

COVENANT LOGISTICS GROUP, INC.

By:	/s/ David R. Parker
David R. Parker
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Covenant Logistics Group, Inc., a Nevada corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitutes and appoints David R. Parker, M. Paul Bunn, James S. Grant, Mark A. Scudder, and Heidi Hornung-Scherr, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2026.

Signature	Title

/s/ David R. Parker	Chairman and Chief Executive Officer (Principal Executive Officer and Director)
David R. Parker

/s/ James S. Grant	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James S. Grant

/s/ Dr. Benjamin S. Carson, Sr.	Director
Dr. Benjamin S. Carson, Sr.

/s/ Joey B. Hogan	Director
Joey B. Hogan

/s/ D. Michael Kramer	Director
D. Michael Kramer

/s/ Bradley A. Moline	Director
Bradley A. Moline

/s/ Rachel Parker-Hatchett	Director
Rachel Parker-Hatchett

/s/ Tracy L. Rosser	Director
Tracy L. Rosser

/s/ Herbert J. Schmidt	Director
Herbert J. Schmidt

/s/ W. Miller Welborn	Director
W. Miller Welborn